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                                                                    EXHIBIT 4.10

                                SECOND AMENDMENT
                                       TO
                                WARRANT AGREEMENT
                        BETWEEN HANOVER DIRECT, INC. AND
                   INTERCONTINENTAL MINING & RESOURCES LIMITED

                  This Second Amendment, dated as of August 23, 1996 (this "Amendment"), to that certain Warrant Agreement, dated as of July 8, 1991, between Intercontinental Mining & Resources Limited ("IMR") and The Horn & Hardart Company ("H&H"), predecessor-in-interest to Hanover Direct, Inc. (the "Company").

                  WHEREAS, H&H and IMR are parties to that certain Warrant Agreement, dated as of July 8, 1991, amended by a First Amendment to Warrant Agreement and Warrant Certificate, dated as of November 13, 1995 (as so amended, the "Warrant Agreement").

                  WHEREAS, pursuant to an Assumption Agreement, dated as of September 7, 1993, between H&H and the Company, the Company assumed the due and punctual performance and observance of each and every covenant and condition of H&H in the Warrant Agreement.

                  WHEREAS, the Company and IMR desire to further amend the Warrant Agreement.

                  NOW, THEREFORE, in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  A. Amendments to the Warrant Agreement. The Warrant Agreement is hereby amended as follows:

                  Section 5 is hereby amended by adding a new subparagraph (c) as follows and redesignating subparagraphs 5(c) and 5(d) as subparagraphs 5(d) and 5(e), respectively:

                  "(c) The Holder may also exercise all, but not less than all, of its Warrants in a "cashless" or "net-issue" exercise of each such Warrant by presentation and surrender of the Holder's Warrant Certificate to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares stated in the Agreement, as the same may have been duly adjusted from time to time, multiplied by a fraction, the numerator of which shall


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                  be the difference between (x) the then current market price per share of Common Stock (as defined in Section 1(d) of Annex B hereto) and (y) the Exercise Price per share of Common Stock for each such warrant, and the denominator of which shall be the then current market price per share. The Cashless Exercise Form shall set forth the calculation upon which the Cashless Exercise is based."

                  B. Ratification. Except as expressly amended hereby all terms and provisions of the Warrant Agreement, as heretofore amended, remain unamended, unmodified and in full force and effect. The Warrant Agreement, as amended hereby, and all rights and powers created thereby, is in all respects ratified and confirmed. From and after the date hereof, all references to the Warrant Agreement shall be deemed to mean the Warrant Agreement as amended by this Amendment.

                  C. Counterparts. This Amendment may be executed in counterparts, each of which, when executed and delivered, shall for all purposes be deemed an original. Both of the counterparts, when taken together, shall constitute but one and the same Amendment.

                  D. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                  E. Definitions. Except as otherwise expressed or provided or unless the context otherwise requires, all terms used herein which are defined in the Warrant Agreement shall have the meanings ascribed to them in the Warrant Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          HANOVER DIRECT, INC.


                                          By: /s/ Wayne P. Garten
                                              ---------------------------------
                                              Name: Wayne P. Garten
                                              Title Executive Vice President
                                                    and CFO


                                          INTERCONTINENTAL MINING & RESOURCES
                                          LIMITED


                                          By: /s/ Thomas A. Huser
                                              ---------------------------------
                                              Name: Thomas A. Huser
                                              Title Attorney-In-Fact


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                             CASHLESS EXERCISE FORM

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT
                            PURSUANT TO SECTION 5(C))

To Hanover Direct, Inc.:

                  The undersigned hereby irrevocably elects to exchange its Warrants for such number of shares of Common Stock set forth on the calculation attached hereto pursuant to the Cashless Exercise provisions of Section 5(c) of the Warrant Agreement, dated as of July 8, 1991, and a First Amendment thereto, dated as of November 13, 1995, between Intercontinental Mining & Resources Limited and Hanover Direct, Inc, successor-in-interest to The Horn & Hardart Company. The undersigned's Warrant Certificate is attached hereto.

                  Please issue a certificate or certificates for such Common Stock in the name of:

                  Name _______________________________________

                  (Please Print Name, Address and Federal
                  Tax ID Number)

                  Address ____________________________________
                  ____________________________________________
                  ____________________________________________

                  Federal Tax ID Number ______________________


                  Signature __________________________________

                  NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.


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                        Calculation of Cashless Exercise


Current Market Price $___________  = A

Exercise Price for Warrant Shares, as adjusted $___________ = B

A-B = $____________________

Number of Warrants to be exchanged, as adjusted ___________ = C


Number of Warrant Shares = (_______________ /____________) X ____________
                             (insert A-B)     (insert A)      (insert C)